Exhibit 10.18

FOURTH AMENDMENT TO OFFICE LEASE

THIS FOURTH AMENDMENT TO OFFICE LEASE DOCUMENT (this “Amendment”) dated March 13, 2009 is entered into by and between WTCC AUSTIN INVESTORS V, L.P., (“Landlord”), a Delaware limited partnership, and NETSPEND CORPORATION (“Tenant”), a Delaware corporation, with reference to the following:

A.                                    Pursuant to that certain Lease Agreement dated August 11, 2003, by and between Crescent Real Estate Funding VIII, L.P., Landlord’s predecessor-in-interest, and Tenant (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated August 2, 2005 (the “First Amendment”), as further amended by that certain Second Amendment to Office Lease dated September 6, 2006 (the “Second Amendment”), as further amended by that certain Third Amendment to Office Lease dated August 1, 2007 (the “Third Amendment”), Landlord has leased to Tenant approximately 53,505 Rental Square Feet of space designated as Suite Nos. 1010, 1040, 1200, 1300, and 1350 (the “Premises”) in the building known as Austin Centre located at 701 Brazos, Austin, Travis County, Texas (the “Building”). The Original Lease and the Amendments thereto are collectively referred to herein as the “Lease”.

B.                                    Landlord and Tenant now desire to further amend the Lease as set forth below. Unless otherwise expressly provided in this Amendment, capitalized terms used in this Amendment shall have the same meanings as in the Lease.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.                                 Leased Premises. The Third Amendment modified and amended the Lease to include, effective as of October 1, 2007, certain space containing an additional 2,675 square feet of Rentable Square Feet, located on the 10th floor of the Building and known as Suite No. 1040, as shown on Exhibit “A” attached to the “Third Amendment to Office Lease” (the “Expansion Space”). Tenant hereby acknowledges that the Expansion Space is leased by Tenant subject to all terms and conditions of the Lease, as amended hereby, and Landlord and Tenant stipulate and agree the 2,675 rental square feet is included in the total 53,505 rental square feet and is part of the Leased Premises.

2.                                 Lease Term for Expansion Space. The Expansion Term (as defined in the Third Amendment) shall be extended through September 30, 2009. The term of Tenant’s lease of the Expansion Space shall commence on October 1, 2009 (the “Fourth Amended Commencement Date”) and shall terminate on November 30, 2011, which is the date the initial Lease Term, as previously amended, shall terminate, unless sooner terminated pursuant to the terms of the Lease.

3.                                 Base Rent. Commencing on the Fourth Amended Commencement Date, Tenant shall pay monthly rental (“Base Rent”) for the Expansion Space at the same time and place and in the manner provided in the Lease according to the following rental schedule:

Lease Months	Rent

10/01/09 – 09/30/10	$4,458.33 per month (based on a rental rate of $20.00 per square foot of Rentable Area per year in the Expansion Space)

10/01/10 – 11/30/11	$4,625.52 per month (based on a rental rate of $20.75 per square foot of Rentable Area per year in the Expansion Space)

4.                                 Renewal Option. Landlord and Tenant acknowledge and agree that Tenant’s future rights to extend or renew the term of the Lease with respect to the Premises are as expressly provided in Exhibit F of the Original Lease.

5.                                 Broker. Tenant represents and warrants that it has not been represented by any broker other than Carl Williams in connection with the execution of this Amendment. Tenant shall indemnify and hold harmless Landlord and its designated property management, construction and marketing firms, and their respective partners, members, affiliates and subsidiaries, and all of their respective officers, directors, shareholders, employees, servants, partners, members, representatives, insurers and agents from and against all claims (including costs of defense and investigation) of any broker or agent or similar party claiming by, through or under Tenant in connection with this Amendment.

6.                                 Miscellaneous. This Amendment shall become effective only upon full execution and delivery of this Amendment by Landlord and Tenant. This Amendment contains the parties’ entire agreement regarding the subject matter covered by this Amendment, and supersedes all prior correspondence, negotiations, and agreements, if any, whether oral or written, between the parties concerning such subject matter. There are no contemporaneous oral agreements, and there are no representations or warranties between the parties not contained in this Amendment. Except as modified by this Amendment, the terms and provisions of the Lease shall remain in full force and effect, and the Lease, as modified by this Amendment, shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns. Landlord represents to Tenant that the person signing this Amendment on behalf of Landlord is authorized to execute this Amendment without the necessity of obtaining any other signature, and that this Amendment is fully binding on Landlord.

[SIGNATURES ON FOLLOWING PAGE]

EXECUTED on the date first stated herein, to be effective as of October 1, 2009, the Effective Date.

LANDLORD:

WTCC AUSTIN INVESTORS V, L.P.,
a Delaware limited partnership

By:	WTCC Austin Mezz GP V, L.L.C.,
a Delaware limited liability company,
its General Partner

	By:	WTCC Austin Mezz V, L.P.,
a Delaware limited partnership,
its Sole Member

		By:	WTCC Austin GP V, L.L.C.,
a Delaware limited liability company,
its General Partner

			By:	Walton TCC Austin Holdings V, L.L.C.,
a Delaware limited liability company,
its Sole Member

				By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its Managing Member

					By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its General Partner

						By:	WSC Managers V, Inc.,
a Delaware corporation,
its General Partner

							By:	/s/ Brian T. Kelly
							Name:	Brian T. Kelly
							Title:	Vice President

[Signatures continue on following page]

TENANT:

NETSPEND CORPORATION,
a Delaware corporation

By:	/s/ Stephen W. Reesing
Name:	Stephen W. Reesing
Title:	SVP